UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2011

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 8, 2011, Equity Residential (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) with the Securities and Exchange Commission relating to the Company’s current “at the market” equity offering program (the “ATM Program”). The Prospectus Supplement was filed solely to continue the current ATM Program under a new prospectus and registration statement and to replace the previous prospectus supplement relating to the ATM Program, which related to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-156156) that expires on December 16, 2011. The Prospectus Supplement registered 10,000,000 common shares of beneficial interest, par value $0.01 per share, of the Company, which is the same number of shares registered on the expiring registration statement. There have been no sales under the ATM Program since January 13, 2011.

On December 7, 2011, ERP Operating Limited Partnership, a subsidiary and the operating partnership of the Company through which the Company owns substantially all its assets, entered into an agreement to sell $1 billion aggregate principal amount of 4.625% notes due December 15, 2021 to certain underwriters. The sale of notes is expected to close on December 12, 2011.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

5.1	Opinion of DLA Piper LLP (US)

8.1	Opinion of DLA Piper LLP (US) regarding certain tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: December 8, 2011	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP (US)

8.1	Opinion of DLA Piper LLP (US) regarding certain tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 8.1)